UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A/A

(AMENDMENT NO. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HEALTH GRADES, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE	62-1623449

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 GOLDEN RIDGE ROAD, SUITE 100
GOLDEN, COLORADO	80401

(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None	N/A

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Common Stock, par value $0.001

(Title of Class)

      Health Grades, Inc. hereby amends its registration statement on Form 8-A relating to the common stock of the Company, filed with the Commission on April 20, 2005, for the sole purpose of amending the information relating to Exhibit 3.2 to the Form 8-A, which now incorporates by reference the Company’s Bylaws, as amended, filed as Exhibit 3.2 to Amendment No. 1 to the Company’s Quarterly Report for the quarter ended September 30, 2004, filed on Form 10-Q/A (filed with the Commission on May 2, 2005).

Item 2. Exhibits.

The following exhibits are filed herewith (or incorporated by reference as indicated below):

Exhibit
Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2001).

3.2	Amended Bylaws, effective August 20, 2004 (Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to our Quarterly Report for the quarter ended September 30, 2004 on Form 10-Q/A).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HEALTH GRADES, INC.

Date:	May 2, 2005	By:	/s/ ALLEN DODGE

		Name:	Allen Dodge
		Title:	Senior Vice President-Finance and Chief Financial Officer